                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934


      Check the appropriate box:
                 Preliminary Information Statement
                 Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      /X/        Definitive Information Statement


                             FOCUS AFFILIATES, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
           Fee computed on table below per Exchange Act
           Rules 14c-5(g) and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11: (Set forth
                the amount on which the filing fee is calculated and state how it was determined.)
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
           Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                             FOCUS AFFILIATES, INC.
                                9314 ETON AVENUE
                          CHATSWORTH, CALIFORNIA 91311

                             INFORMATION STATEMENT


                               DECEMBER 17, 1999


INTRODUCTION

    This Information Statement is furnished to the stockholders of Focus Affiliates, Inc., a Delaware corporation, formerly known as Intellicell Corp., (the "Company"), to provide information with respect to an action taken by written consent of holders of a majority of the outstanding shares of the Company's common stock, par value $0.01 per share ("Common Stock") entitled to vote on the action.

                            ------------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                            ------------------------


The record date for determining stockholders entitled to receive this Information Statement has been established as November 3, 1999. On that date, the Company had outstanding and entitled to vote 9,264,893 shares of Common Stock. Each share of Common Stock is entitled to one vote. Under applicable federal securities laws, stockholder approval of the transactions described in this Information Statement cannot be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company. The date on which this Information Statement is being mailed to stockholders is approximately December 17, 1999.


APPROVAL OF FINANCING

    On October 29, 1999, the Company closed the acquisition of Cellular Wholesalers, Inc. ("CWI") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 23, 1999, among the Company, CWI, the principal stockholders of CWI, and a wholly owned subsidiary of the Company called Intellicell Merger Sub, Inc. ("Merger Sub"), pursuant to which CWI was merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of the Company. As a condition precedent to the obligations of the Company, Merger Sub, and CWI to close the merger, the Company was to obtain debt or equity financing on terms acceptable to the Company and CWI in their reasonable discretion for at least $5,500,000.

    On November 3, 1999, the Company obtained a written consent approving the financing transactions described below from eight stockholders of record, who held a majority of the shares of Common Stock outstanding as of the record date. Six of those stockholders held a majority of the shares of Common Stock outstanding as of the record date, after excluding the shares issued to stockholders of CWI in connection with the Merger.

    The financing transactions approved by the stockholders by written consent, and previously approved by the Board were as follows:

    1) An offering of $5,000,000 principal amount of one-year unsecured, convertible subordinated notes (the "Convertible Notes"). Pursuant to an overallotment option, $5,152,400 of Convertible Notes were actually sold. The Convertible Notes bear interest at 4% per annum, and each $4.00 principal amount of the Convertible Notes shall automatically convert, if and when the Company's stockholders approve their conversion, into one share of the Company's Common Stock and one redeemble warrant to purchase 1/2 share of Common Stock. The warrant exercise price will be $4.00 per share, and the warrants will expire on October 29, 2004. The warrants are redeemable at $0.01 after 30 days notice if (i) the closing bid price for the Company's Common Stock has exceeded $5.00 per share on each of the preceding 20 consecutive trading days and (ii) the underlying shares have been registered for resale. The Convertible Notes will not be convertible until they are approved by the Company's stockholders.

    2) An issuance of $1,000,000 principal amount of senior subordinated notes (the "Senior Notes") to Critical Capital Growth Fund, L.P. ("Critical Capital"). The Senior Notes bear interest of 12% per annum, and the principal amount will be repaid in 48 equal monthly installments beginning the 13th month after issuance. In addition, Critical Capital received warrants to purchase 150,000 shares of the Company's Common Stock. The warrant exercise price is $5.55, and they will expire on October 29, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 3, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) the chief executive officer (no other executive officer both received compensation in excess of $100,000 from the Company for the year ended December 31, 1998 and continued to serve as an officer as of November 3, 1999); (iii) each of Company's directors; and
(iv) all executive officers and directors of Company as a group.

                                                       AMOUNT AND
                                                       NATURE OF
                                                       BENEFICIAL    PERCENT OF
NAME AND ADDRESS(1)                                    OWNERSHIP    OWNERSHIP(9)
-------------------                                    ----------   ------------
Ben Neman............................................  1,370,680(2)    14.8  %
Paul Skjodt..........................................  1,116,667(3)    12.1  %
Michael Hedge........................................         --      --
John Swinehart.......................................    200,000(4)     2.2  %
J. Sherman Henderson.................................    120,000(5)     1.3  %
Mark M. Laisure......................................    200,000(6)     2.2  %
Vinay Sharma.........................................    100,000(7)     1.1  %
Ronald Goldberg......................................    707,448       7.6  %
Philip Leavitt.......................................    707,448       7.6  %
Sherwin Geitner......................................    707,448       7.6  %
Cary Maimon..........................................    125,000       1.3  %
David Segneri........................................         --      --
All executive officers and directors as a group (12
  persons)...........................................  1,493,770(8)    15.1  %
                                                       ---------        ----

------------------------

*   Less than 1%

 (1) Unless otherwise indicated, the address of each stockholder is c/o Focus Affiliates, Inc. at 9314 Eton Avenue, Chatsworth, California 91311.

 (2) Mr. Neman's address is 2180 Stradella Road, Los Angeles, California 90077.

 (3) Includes 200,000 shares issuable upon the exercise of currently exercisable stock options. Mr. Skjodt's address is 25 West 9th Street, Indianapolis, Indiana 96204.

 (4) Includes 200,000 shares issuable upon the exercise of currently exercisable stock options.

 (5) Includes 100,000 shares issuable upon the exercise of currently exercisable stock options. Mr. Henderson's address is 9931 Corporate Campus Drive, Louisville, Kentucky 40223.

 (6) Includes 200,000 shares issuable upon the exercise of currently exercisable stock options.

 (7) Includes 100,000 shares issuable upon the exercise of currently exercisable stock options.

 (8) Includes 632,666 shares issuable upon the exercise of currently exercisable options and warrants.

 (9) Based on 9,264,893 shares of Common Stock outstanding on November 3, 1999. Shares issuable pursuant to currently exercisable stock options or warrants are added to the number of outstanding shares for the purpose of calculating each individual's percentage of ownership.

                                          By Order of the Board of Directors,

                                          Michael Hedge,
                                          CHIEF EXECUTIVE OFFICER


December 17, 1999


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